Exhibit 10.4

CONFORMED COPY

AMENDMENT NO. 1

TO SERIES 2006-1 SUPPLEMENT

This AMENDMENT NO. 1 TO SERIES 2006-1 SUPPLEMENT, dated as of May 16, 2007 (this “Amendment”) is among between Budget Truck Funding, LLC (“BTF”), Deutsche Bank Securities, Inc., (“DBSI”), Riverside Funding LLC (“Riverside Funding”), Deutsche Bank AG, New York Branch (“DBAG”), Sheffield Receivables Corporation (“Sheffield”), Barclays Bank PLC (“Barclays”) and The Bank of New York Trust Company, N.A., in its capacity as Trustee.

RECITALS:

WHEREAS, BTF and the Trustee entered into that certain Base Indenture, dated as of May 11, 2006, as amended by that certain Amendment No. 1 to the Base Indenture, dated as of the date hereof (as the same may be further amended, modified, supplemented or amended and restated in accordance with its terms, the “Base Indenture”);

WHEREAS, the parties hereto (other than Sheffield and Barclays) and Budget Truck Rental, LLC as administrator, entered into that certain Series 2006-1 Supplement to the Base Indenture, dated as of May 11, 2006 (the “Series Supplement”);

WHEREAS, Sheffield and Barclays wish to join as parties to the Series Supplement, as amended hereby;

WHEREAS, the parties hereto wish to amend the Series Supplement as provided herein;

WHEREAS, pursuant to Section 10.11 of the Series Supplement, the Series Supplement may be modified or amended in accordance the requirements of Section 12.1 of the Base Indenture, and pursuant thereto the Requisite Investors or each affected Noteholder, as required, have consented in writing to the amendments effected by the Amendment; and

WHEREAS, this Amendment has been duly authorized by all necessary limited liability company action on the part of BTF;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.1. Terms Defined in Series Supplement or Base Indenture. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Series Supplement and, if not defined therein, in the Definitions List attached to the Base Indenture as Annex 1 or as otherwise set forth in the Base Indenture.

ARTICLE II.

Amendments

Section 2.1. Amendments to Article I - Definitions.

(a) Clause (c) of Article I of the Series Supplement is hereby deleted in its entirety.

(b) The definition of “Commitment” set forth in Article I of the Series Supplement is hereby amended and restated in its entirety to read as follows:

“Commitment” means, with respect to the APA Banks included in any Purchaser Group, the obligation of such APA Banks to purchase a Series 2006-1 Note on the Series 2006-1 Closing Date or, in the case of the Sheffield Purchaser Group, the Series 2006-1 Amendment Date and, thereafter, subject to certain conditions, increase the Purchaser Group Invested Amount with respect to such Purchaser Group, in each case, in an amount up to the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group.

(c) The definition of “Commitment Percentage” set forth in Article I of the Series Supplement is hereby amended and restated in its entirety to read as follows:

“Commitment Percentage” means, on any date of determination, with respect to any Purchaser Group, the ratio, expressed as a percentage, which such Purchaser Group’s Maximum Purchaser Group Invested Amount bears to the Series 2006-1 Maximum Invested Amount on such date; provided that, notwithstanding the foregoing, the “Commitment Percentage” of the Sheffield Purchaser Group on and after the Series 2006-1 Amendment Date shall be deemed to be 100% (and the “Commitment Percentage” of each other Purchaser Group shall be deemed to be zero) for purposes of Article II hereof until such time as the Pro Rata Share of the Sheffield Purchaser Group is equal to the ratio, expressed as a percentage, which the Sheffield Purchaser Group’s Maximum Purchaser Group Invested Amount bears to the Series 2006-1 Maximum Invested Amount and, thereafter, the Commitment Percentage of the Sheffield Purchaser Group shall be the ratio, expressed as a percentage, which the Sheffield Purchaser Group’s Maximum Purchaser Group Invested Amount bears to the Series 2006-1 Maximum Invested Amount.

(d) The definition of “LIBO Rate” set forth in Article I of the Series Supplement is hereby amended and restated in its entirety to read as follows:

“LIBO Rate” means, with respect to each day during each Eurodollar Period pertaining to a Eurodollar Tranche, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time in accordance with its customary practices for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) on the second London Banking Day prior to the commencement of such Eurodollar Period, as the rate for dollar deposits with a maturity comparable to the Eurodollar Period applicable to such Eurodollar Tranche.

(e) The definition of “Purchaser Group Invested Amount” set forth in Article I of the Series Supplement is hereby amended and restated in its entirety to read as follows:

“Purchaser Group Invested Amount” means, with respect to any Purchaser Group, (a) when used with respect to the Series 2006-1 Closing Date, such Purchaser Group’s Commitment Percentage of the Series 2006-1 Initial Invested Amount (or, with respect to the Sheffield Purchaser Group, when used with respect to the Series 2006-1 Amendment Date, the Series 2006-1 Amendment Date Amount) and (b) when used with respect to any other date, an amount equal to (i) the Purchaser Group Invested Amount with respect to such Purchaser Group on the immediately preceding Business Day plus (ii) the Purchaser Group Increase Amount with respect to such Purchaser Group on such date minus (iii) the amount of principal payments made to such Purchaser Group pursuant to Section 3.5(b) or (e) on such date plus (iv) the amount of principal payments recovered from such Purchaser Group by a trustee as a preference payment in a bankruptcy proceeding of ABCR or otherwise.

(f) The definition of “Series 2006-1 Interest Period” set forth in Article 1 of the Supplement is hereby amended and restated in its entirety to read as follows:

“Series 2006-1 Interest Period” means a period commencing on and including a Distribution Date and ending on and including the day preceding the next succeeding Distribution Date; provided, however, that the initial Series 2006-1 Interest Period shall commence on and include the Series 2006-1 Closing Date and end on and include May 21, 2006; provided further that, notwithstanding the foregoing proviso, the initial Series 2006-1 Interest Period for the Sheffield Purchaser Group shall commence on and include the Series 2006-1 Amendment Date and end on and include the day preceding the succeeding Distribution Date.

(g) The definition of “Series 2006-1 Revolving Period” set forth in Article 1 of the Supplement is hereby amended and restated in its entirety to read as follows:

“Series 2006-1 Revolving Period” means the period from and including the Series 2006-1 Closing Date to the earlier to occur of (a) the Series 2006-1 Commitment Termination Date, and (b) the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred or been declared with respect to the Series 2006-1 Notes.

(h) The definition of “Structuring Fee” set forth in Article 1 of the Supplement is hereby amended and restated in its entirety to read as follows.

“Structuring Fee” has the meaning set forth in, (i) with respect to the Riverside Purchaser Group, the Original Fee Letter and (ii) with respect to the Sheffield Purchaser Group, the Barclays Structuring Fee Letter.

(i) Article I of the Series Supplement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Barclays” means Barclays Bank PLC.

“Barclays Structuring Fee Letter” means the letter dated as of May 16, 2007, from Sheffield and Barclays addressed to BTF, setting forth the applicable Structuring Fee payable on the Series 2006-1 Amendment Date to the Sheffield Purchaser Group.

“Fee Letter” means the letter dated as of May 16, 2007, from BTF addressed to Riverside Funding LLC, DBSI, Sheffield and Barclays, amending and restating the Original Fee Letter, and setting forth certain fees payable from time to time to the Purchaser Groups.

“Original Fee Letter” means the letter dated as of May 11, 2006, from BTF addressed to the Riverside Purchaser Group, setting forth certain fees payable from time to time.

“Riverside Purchaser Group” means the Purchaser Group with Riverside Funding LLC as the CP Conduit Purchaser and DBSI as the APA Bank and Funding Agent with respect thereto.

“Series 2006-1 Amendment Date” means May 16, 2007.

“Series 2006-1 Amendment Date Amount” is defined in Section 2.3(a).

“Series 2006-1 Excess Letter of Credit Amount” means, as of any date of determination, the lesser of (a) the excess, if any, of (i) the sum of (x) the Series 2006-1 Letter of Credit Amount as of such date and (y) the Series 2006-1 Available Reserve Account Amount as of such date over (ii) the Series 2006-1 Required Enhancement Amount as of such date, otherwise zero and (b) the Series 2006-1 Letter of Credit Amount as of such date.

“Series 2006-1 Permitted Increase Amount” means, as of any date of determination, the excess, if any, of (a) the Series 2006-1 Excess Borrowing Base as of such date over (b) the Series 2006-1 Excess Letter of Credit Amount as of such date.

“Sheffield” means Sheffield Receivables Corporation.

“Sheffield Purchaser Group” means the Purchaser Group with Sheffield as the CP Conduit Purchaser and Barclays as the APA Bank and Funding Agent with respect thereto.

Section 2.2. Amendments to Article II – Purchases and Sale of Series 2006-1 Notes; Increases and Decreases of Series 2006-1 Invested Amount.

(a) Section 2.1(a) of the Series Supplement is hereby amended and restated in its entirety to read as follows:

(a) Series 2006-1 Closing Date; Series 2006-1 Amendment Date. Subject to the terms and conditions of this Series Supplement, including delivery of notice in accordance with Section 2.3, (i) each CP Conduit Purchaser (other than Sheffield) may, in its sole discretion, purchase a Series 2006-1 Note in an amount equal to all or a portion of its Commitment Percentage of the Series 2006-1 Initial Invested Amount on any Business Day specified by BTF in such notice provided pursuant to Section 2.3 (the “Series 2006-1 Closing Date”) and if such CP Conduit Purchaser shall have notified the Administrative Agent and the Funding Agent with respect to such CP Conduit Purchaser that it has elected not to fund a Series 2006-1 Note in an amount equal to its Commitment Percentage of the Series 2006-1 Initial Invested Amount on the Series 2006-1 Closing Date, each APA Bank with respect to such CP Conduit Purchaser shall fund on the Series 2006-1 Closing Date its APA Bank Percentage of that portion of such Series 2006-1 Note not to be funded by such CP Conduit Purchaser (and, Sheffield may, in its sole discretion, purchase a Series 2006-1 Note in an amount equal to all or a portion of its Commitment Percentage of the amount specified by BTF in such notice provided pursuant to Section 2.3 with respect to the Series 2006-1 Amendment Date and if Sheffield shall have notified the Administrative Agent and its Funding Agent that it has elected not to fund a Series 2006-1 Note in an amount equal to its Commitment Percentage of the amount so specified by BTF in respect of the Series 2006-1 Amendment Date, each APA Bank with respect to Sheffield shall fund on the Series 2006-1 Amendment Date its APA Bank Percentage of that portion of such Series 2006-1 Note not to be funded by such Sheffield) and (ii) thereafter, (A) if a CP Conduit Purchaser shall have purchased a Series 2006-1 Note on the Series 2006-1 Closing Date (or, with respect to Sheffield, the Series 2006-1 Amendment Date), such CP Conduit Purchaser may, in its sole discretion, increase the outstanding principal amount of its Series 2006-1 Note during the Series 2006-1 Revolving Period in accordance with the provisions of this Series Supplement and (B) the APA Banks with respect to such CP Conduit Purchaser shall increase their respective APA Bank Percentages of the outstanding principal amount of the Series 2006-1 Note with respect to such Purchaser Group during the Series 2006-1 Revolving Period in accordance with the provisions of this Series Supplement. Payments by each CP Conduit Purchaser and/or the APA Banks with respect to such CP Conduit Purchaser shall be made in immediately available funds on the Series 2006-1 Closing Date to the Funding Agent with respect to such CP Conduit Purchaser for remittance to the Trust for deposit into the Series 2006-1 Collection Account.

(b) The following sentence is hereby added to the end of Section 2.2(a) of the Series Supplement:

On the Series 2006-1 Amendment Date, BTF shall sign and shall direct the Trustee in writing pursuant to Section 2.2 of the Base Indenture to duly authenticate, and the Trustee, upon receiving such direction, shall so authenticate a Series 2006-1 Note in the name of the Funding Agent with respect to the Sheffield Purchaser Group in an amount equal to the Maximum Purchaser Group Invested Amount with respect to such Sheffield Purchaser Group and deliver such Series 2006-1 Note to such Funding Agent in accordance with such written directions.

(c) Section 2.3 of the Series Supplement is hereby amended and restated in its entirety to read as follows:

Section 2.3 Procedure for Issuance of the Series 2006-1 Initial Invested Amount and Series 2006-1 Amendment Date Amount and for Increasing the Series 2006-1 Invested Amount.

(a) Subject to Section 2.3(c), (i) on the Series 2006-1 Closing Date, each CP Conduit Purchaser (other than Sheffield) may agree, in its sole discretion, to purchase, and the APA Banks with respect to such CP Conduit Purchaser shall purchase, a Series 2006-1 Note in accordance with Section 2.1 and on the Series 2006-1 Amendment Date, Sheffield may agree, in its sole discretion, to purchase, and the APA Banks with respect to Sheffield shall purchase, a Series 2006-1 Note in accordance with Section 2.1; and (ii) on any Business Day during the Series 2006-1 Revolving Period, each CP Conduit Purchaser may agree, in its sole discretion, that the Purchaser Group Invested Amount with respect to such Purchaser Group may be increased by an amount equal to the Commitment Percentage with respect to such Purchaser Group of the Increase Amount and each APA Bank with respect to such CP Conduit Purchaser hereby agrees that the Purchaser Group Invested Amount with respect to such Purchaser Group may be increased by an amount equal to its APA Bank Percentage of the Commitment Percentage with respect to such Purchaser Group of the Increase Amount (an “Increase”), upon the request of BTF (each date upon which an Increase occurs hereunder being referred to as the “Increase Date” applicable to such Increase); provided, however, that BTF shall have given the Administrative Agent (with a copy to the Trustee) irrevocable written notice (effective upon receipt), by telecopy (receipt confirmed), substantially in the form of Exhibit B hereto, of such request no later than 3:00 p.m. (New York City time) on the second Business Day prior to the Series 2006-1 Closing Date, the Series 2006-1 Amendment Date or such Increase Date, as the case may be. Such notice shall state (x) the Series 2006-1 Closing Date, the Series 2006-1 Amendment Date or the Increase Date, as the case may be, and (y) the initial aggregate principal amount of the Series 2006-1 Note (the “Series 2006-1 Initial Invested Amount”), the amount to be funded on the Series 2006-1 Amendment Date (the “Series 2006-1 Amendment Date Amount”) or the proposed amount of the Increase (an “Increase Amount”), as the case may be.

(b) If a CP Conduit Purchaser elects not to fund the full amount of its Commitment Percentage of the Series 2006-1 Initial Invested Amount (or, in the case of Sheffield, the Series 2006-1 Amendment Date Amount) or a requested Increase, such CP Conduit Purchaser shall notify the Administrative Agent and the Funding Agent with respect to such CP Conduit Purchaser, and each APA Bank with respect to such CP Conduit Purchaser shall fund its APA Bank Percentage of the portion of the Commitment Percentage with respect to such Purchaser Group of the Series 2006-1 Initial Invested Amount, the Series 2006-1 Amendment Date Amount or such Increase, as the case may be, not funded by such CP Conduit Purchaser.

(c) No Purchaser Group shall be required to make the initial purchase of a Series 2006-1 Note on the Series 2006-1 Closing Date or the Series 2006-1 Amendment Date or to increase its Purchaser Group Invested Amount on any Increase Date hereunder unless:

(i) such Purchaser Group’s Commitment Percentage of the Series 2006-1 Initial Invested Amount or the Series 2006-1 Amendment Date Amount, as the case may be, or such Increase Amount is equal to (A) $1,000,000 or an integral multiple of $100,000 in excess thereof or (B) if less, the excess of the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group over the Purchaser Group Invested Amount with respect to such Purchaser Group;

(ii) after giving effect to the initial purchase of the Series 2006-1 Notes or such Increase, as the case may be, (A) the Purchaser Group Invested Amount with respect to such Purchaser Group would not exceed the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group and (B) the Series 2006-1 Invested Amount would not exceed the Series 2006-1 Maximum Invested Amount;

(iii) after giving effect to the initial purchase of the Series 2006-1 Notes or such Increase, as the case may be, no Series 2006-1 Enhancement Deficiency would occur and be continuing;

(iv) no Amortization Event with respect to the Series 2006-1 Notes or Potential Amortization Event with respect to the Series 2006-1 Notes would occur and be continuing prior to or after giving effect to the issuance of the Series 2006-1 Notes or such Increase, as the case may be;

(v) in the case of an Increase, the Increase Amount shall not be greater than the Series 2006-1 Permitted Increase Amount as of such date; and

(vi) all of the representations and warranties made by each of BTF, the Lessee, the Guarantor and the Administrator in the Base Indenture, this Series Supplement and the Related Documents to which each is a party are true and correct on and as of the Series 2006-1 Closing Date, the Series 2006-1 Amendment Date or such Increase Date, as the case may be, as if made on and as of such date (except to the extent such representations and warranties are expressly made as of another date).

BTF’s acceptance of funds in connection with (x) the initial purchase of Series 2006-1 Notes on the Series 2006-1 Closing Date and the Series 2006-1 Amendment Date and (y) each Increase occurring on any Increase Date shall constitute a representation and warranty by BTF to the Purchaser Groups as of the Series 2006-1 Closing Date, the Series 2006-1 Amendment Date or such Increase Date (except to the extent such representations and warranties are expressly made as of another date), as the case may be, that all of the conditions contained in this Section 2.3(c) have been satisfied.

(d) Upon receipt of any notice required by Section 2.3(a) from BTF, the Administrative Agent shall forward (by telecopy or electronic messaging system) a copy of such notice to the Funding Agent with respect to each Purchaser Group, no later than 5:00 p.m. (New York City time) on the day received. After receipt by any Funding Agent with respect to a Purchaser Group of such notice from the Administrative Agent, such Funding Agent shall, so long as the conditions set forth in Sections 2.3(a) and (c) are satisfied, promptly provide telephonic notice to the related CP Conduit Purchaser and the related APA Banks of the Series 2006-1 Closing Date, the Series 2006-1 Amendment Date or Increase Date, as the case may be, and of such Purchaser Group’s Commitment Percentage of the Series 2006-1 Initial Invested Amount, the Series 2006-1 Amendment Date Amount or such Increase Amount, as the case may be. If such CP Conduit Purchaser elects to fund all or a portion of its Commitment Percentage of the Series 2006-1 Initial Invested Amount, the Series 2006-1 Amendment Date Amount or Increase Amount, as the case may be, such CP Conduit Purchaser shall pay in immediately available funds its Commitment Percentage (or any portion thereof) of the amount of the Series 2006-1 Initial Invested Amount, Series 2006-1 Amendment Date Amount or such Increase on the Series 2006-1 Closing Date, the Series 2006-1 Amendment Date or such Increase Date, as the case may be, to the Funding Agent with respect to such Purchaser Group for deposit into the Series 2006-1 Collection Account. If such CP Conduit Purchaser does not fund the full amount of its Commitment Percentage of the Series 2006-1 Initial Invested Amount, the Series 2006-1 Amendment Date Amount or the Increase Amount, as the case may be, and the related APA Banks are required to fund the portion thereof not funded by the CP Conduit Purchaser, each such APA Bank shall pay in immediately available funds its APA Bank Percentage of such portion on the Series 2006-1 Closing Date, the Series 2006-1 Amendment Date or such Increase Date to the Funding Agent with respect to such Purchaser Group for deposit in the Series 2006-1 Collection Account. Each Funding Agent shall remit the amounts received by it from its CP Conduit Purchaser or the related APA Banks pursuant to this Section 2.3(d) to the Trustee for deposit into the Series 2006-1 Collection Account.

(c) Section 2.6(e) of the Series Supplement is hereby amended and restated in its entirety to read as follows:

(e) BTF shall pay with funds available pursuant to Section 3.3(a) to the Administrative Agent, for the account of each Purchaser Group, on each Distribution Date, a commitment fee with respect to the Series 2006-1 Interest Period ending on the day preceding such Distribution Date (the “Commitment Fee”) during the Series 2006-1 Revolving Period equal to the Commitment Fee Rate times the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group during such Series 2006-1 Interest Period less the average daily Purchaser Group Invested Amount with respect to such Purchaser Group during such Series 2006-1 Interest Period; provided that the Commitment Fee payable to the Sheffield Purchaser Group for the first Series 2006-1 Interest Period with respect thereto shall be pro rated for the actual number of days elapsed in such Series 2006-1 Interest Period. The Commitment Fees shall be due and payable monthly in arrears on each Distribution Date and on the date the Series 2006-1 Revolving Period terminates.

Section 2.3. Amendments to Article VII – Representations, Warranties and Covenants.

(a) Section 7.1(a) of the Series Supplement is hereby amended and restated in its entirety to read as follows:

(a) BTF and the Administrator each hereby represents and warrants to the Trustee, the Administrative Agent, each Funding Agent, each CP Conduit Purchaser and each APA Bank that:

(i) each and every of their respective representations and warranties contained in the Related Documents is true and correct as of the Series 2006-1 Closing Date, as of the Series 2006-1 Initial Funding Date and as of the Series 2006-1 Amendment Date and true and correct in all material respects as of each Increase Date; provided, however, that, with respect to the representation of BTF in Section 7.14 of the Base Indenture regarding the notation of the Trustee’s Lien for the benefit of the Secured Parties on the Certificate of Title for any BTF Truck as of the Series 2006-1 Closing Date, such representation shall be deemed to be true and correct as of any such date on or before June 25, 2006 so long as the Titling Procedures with respect to such BTF Truck have been satisfied;

(ii) as of the Series 2006-1 Closing Date and as of the Series 2006-1 Amendment Date, they have not engaged, in connection with the offering of the Series 2006-1 Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act; and

(iii) each is solvent and is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law both before and after giving effect to the transactions contemplated herein and in the Related Documents; and

(b) Section 7.1(d) of the Series Supplement is hereby amended and restated in its entirety to read as follows:

(d) BTF hereby represents and warrants to the Trustee, the Administrative Agent, each Funding Agent, each CP Conduit Purchaser and each APA Bank, as of the Series 2006-1 Closing Date, the Series 2006-1 Initial Funding Date and each Increase Date, that with respect to each BTF Truck included in the Borrowing Base, the Titling Procedures have been satisfied for such BTF Truck and, as of any such date on or after June 25, 2006, (other than as set forth in the proviso to clause (a) of the definition of “Eligible Truck” in the Base Indenture provided the conditions set forth therein regarding the Titling Procedures and the Titling Certification Requirements have been satisfied with respect to each applicable BTF Truck) the Oklahoma Certificate of Title has been issued for such BTF Truck.

(c) Section 7.2(c) of the Series Supplement is hereby amended and restated in its entirety to read as follows:

(c) no later than 45 days after the Series 2006-1 Closing Date, they shall provide to each Funding Agent, a report in form and substance acceptable to the Administrative Agent from a nationally-recognized auditing firm approved by the Administrative Agent regarding the performance by such auditing firm of the agreed upon procedures concerning the BTF Trucks (the “Agreed Upon Procedures Letter”); provided that they shall provide the Agreed Upon Procedures Letter to the Funding Agent for the Sheffield Purchaser Group on or before the Series 2006-1 Amendment Date;

Section 2.4. Amendments to Schedule I – CP Conduit Purchasers. Schedule I to the Series Supplement is hereby amended and restated in its entirety by the replacement thereof with the Schedule I attached as Annex A hereto.

Section 2.5. Amendments to Schedule II – Enhancement Percentages. Schedule II to the Series Supplement is hereby amended and restated in its entirety by the replacement thereof with the Schedule II attached as Annex B hereto.

Section 2.6. Amendments to Exhibit A – Form of Variable Funding Note. Exhibit A to the Series Supplement is hereby amended and restated in its entirety by the replacement thereof with the Exhibit A attached as Annex C hereto.

Section 2.7. Addition of Parties.

By their signature hereto, each of Sheffield and Barclays agree, as of the date hereof, to be considered a party to the Series 2006-1 Supplement for all purposes, as if an original signatory to the Series 2006-1 Supplement, and to be bound by the terms of the Series 2006-1 Supplement.

ARTICLE III.

Miscellaneous

Section 3.1. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the parties hereto under the Series Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Series Supplement, all of which are hereby ratified and affirmed in all respects by each of the parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Series Supplement specifically referred to herein, and any references in the Base Indenture to the provisions of the Series Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

Section 3.2. Waiver of Notice. Each of the parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

Section 3.3. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 3.4. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 3.5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties herein in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

BUDGET TRUCK FUNDING LLC, as Issuer

By:	/s/: Rochelle Tarlowe
	Name:	Rochelle Tarlowe
	Title:	Vice President and Assistant Treasurer

S-1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/: Marian Onischak
	Name:	Marian Onischak
	Title:	Vice President

S-1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

DEUTSCHE BANK SECURITIES, INC., as a Funding Agent

By:	/s/: Eric Shea
Name: Eric Shea
Title: Managing Director

By:	/s/: Sergey Moiseyenko
Name: Sergey Moiseyenko
Title: Vice President

DEUTSCHE BANK SECURITIES, INC., as Administrative Agent

By:	/s/: Eric Shea
Name: Eric Shea
Title: Managing Director

By:	/s/: Sergey Moiseyenko
Name: Sergey Moiseyenko
Title: Vice President

S-1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

RIVERSIDE FUNDING LLC, as a CP Conduit Purchaser

By:	/s/: Kevin P. Burns
Name: Kevin P. Burns
Title: Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH, as an APA Bank

By:	/s/: Eric Shea
Name: Eric Shea
Title: Managing Director

By:	/s/: Sergey Moiseyenko
Name: Sergey Moiseyenko
Title: Vice President

S-1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

SHEFFIELD RECEIVABLES CORPORATION, as a CP Conduit Purchaser

By:	/s/: Janette Lieu
Name: Janette Lieu
Title: Director

BARCLAYS BANK PLC, as an APA Bank

By:	/s/: Jeffrey Goldberg
Name: Jeffrey Goldberg
Title: Associate Director

BARCLAYS BANK PLC, as a Funding Agent

By:	/s/: Jeffrey Goldberg
Name: Jeffrey Goldberg
Title: Associate Director

S-1

Annex A

SCHEDULE I TO SERIES 2006-1 SUPPLEMENT

CP Conduit	APA Bank	Funding Agent	APA Bank Percentage	Maximum Purchaser Group Invested Amount
Riverside Funding LLC	Deutsche Bank, AG, New York Branch	Deutsche Bank Securities, Inc.	100%	$200,000,000
Sheffield Receivables Corporation	Barclays Bank PLC	Barclays Bank PLC	100%	$200,000,000

A-1

Annex B

Schedule II

(On File with the Trustee)

B-1

Annex C

Form of Variable Funding Note

BUDGET TRUCK FUNDING, LLC

FORM OF SERIES 2006-1 NOTE

VARIABLE FUNDING RENTAL CAR ASSET

BACKED NOTES SERIES 2006-1

BUDGET TRUCK FUNDING, LLC, a Delaware limited liability company (herein referred to as the “Company”), for value received, hereby promises to pay to [Riverside Funding LLC][Sheffield Receivables Corporation]1, as the CP Conduit Purchaser, or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS, or, if less, the aggregate unpaid principal amount hereof shown on the records of the Administrative Agent pursuant to Section 2.2(b) of the Series 2006-1 Supplement, which amount shall be payable in the amounts and at the times set forth in the Indenture, provided, however, that the entire unpaid principal amount of this Series 2006-1 Note shall be due on the Series 2006-1 Termination Date. The Company shall pay interest on this Series 2006-1 Note as provided in Sections 3.4 and 3.5 of the Series 2006-1 Supplement. Such interest shall be payable on each Distribution Date until the principal of this Series 2006-1 Note is paid or made available for payment, to the extent funds will be available from Interest Collections allocable to the Series 2006-1 Notes processed from but not including the preceding Distribution Date through each such Distribution Date. The principal amount of this Series 2006-1 Note shall be subject to Increases and Decreases on any Business Day, and accordingly, such principal amount is subject to prepayment at any time. In addition, the principal of this Series 2006-1 Note shall be paid in installments on each Distribution Date to the extent of funds available for payment therefor pursuant to the Indenture, and shall be subject to scheduled amortization commencing on the initial Series 2006-1 Scheduled Amortization Distribution Date. Such principal of and interest on this Series 2006-1 Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Series 2006-1 Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Company with respect to this Series 2006-1 Note shall be applied first to interest due and payable on this Series 2006-1 Note as provided above and then to the unpaid principal of this Series 2006-1 Note.

Reference is made to the further provisions of this Series 2006-1 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Series 2006-1 Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Series 2006-1 Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Company and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: The Bank of New York Trust Company, N.A., 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Indenture.

[1]	Insert applicable CP Conduit Purchaser.

C-1

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Series 2006-1 Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:	BUDGET TRUCK FUNDING, LLC

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Series 2006-1 Notes of a series issued under the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Authorized Signature

REVERSE OF VARIABLE FUNDING NOTE

This Series 2006-1 Note is one of a duly authorized issue of Series 2006-1 Notes of the Company, designated as its Variable Funding Rental Truck Asset Backed Notes (herein called the “Series 2006-1 Notes”), all issued under (i) a Base Indenture, dated as of May 11, 2006 (such Base Indenture, as amended or modified (exclusive of any Supplements thereto creating a new Series of Notes), is herein called the “Base Indenture”), between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”, which term includes any successor Trustee under the Base Indenture) and (ii) a Series 2006-1 Supplement dated as of May 11, 2006 (such supplement, as may be amended or modified, is herein called the “Series 2006-1 Supplement”), among the Company, Budget Truck Rental, LLC, as Administrator, Deutsche Bank Securities, Inc., as Administrative Agent, the CP Conduit Purchasers, the Funding Agents and APA Banks named therein, the Trustee and The Bank of New York Trust Company, N.A., as Series 2006-1 Agent. The Base Indenture and the Series 2006-1 Supplement are referred to herein as the “Indenture”. The Series 2006-1 Notes are subject to all terms of the Indenture. All terms used in this Series 2006-1 Note that are defined in the Indenture, shall have the meanings assigned to them in or pursuant to the Indenture.

The Series 2006-1 Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture and the Series 2006-1 Supplement.

“Distribution Date” means the 20th day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing May 22, 2006.

As described above, principal of this Series 2006-1 Note shall be payable in the amounts and at the times set forth in the Indenture, provided, however, the entire unpaid principal amount of this Series 2006-1 Note shall be due and payable on the Series 2006-1 Termination Date. All principal payments on the Series 2006-1 Notes shall be made pro rata to the Noteholders entitled thereto.

Payments of interest on this Series 2006-1 Note due and payable on each Distribution Date, together with the installment of principal then due, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Series 2006-1 Note, shall be made by wire transfer to the Administrative Agent for the accounts of the Purchaser Groups. Any reduction in the principal amount of this Series 2006-1 Note (or any one or more predecessor Series 2006-1 Notes) effected by any payments made in accordance with the terms hereof and of the Indenture shall be binding upon all future Holders of this Series 2006-1 Note and of any Series 2006-1 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon.

The Company shall pay interest on overdue installments of interest at a rate per annum equal to the Alternate Base Rate, plus 2% per annum, to the extent lawful.

This Series 2006-1 Note is nontransferable except in accordance with the Series 2006-1 Supplement.

Each Noteholder, by acceptance of a Series 2006-1 Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Company, the Administrator or the Trustee on the Series 2006-1 Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Trustee or the

Administrator in its individual capacity, (ii) any owner of a beneficial interest in the Company or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Trustee or the Administrator in its individual capacity, any holder of a beneficial interest in the Company or the Trustee or of any successor or assign of the Trustee in its individual capacity, except (a) as any such Person may have expressly agreed and (b) any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company for any and all liabilities, obligations and undertakings contained in the Indenture or in this Series 2006-1 Note, subject to Section 13.18 of the Base Indenture.

Each Noteholder, by acceptance of a Note, covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not, for a period of one year and one day following payment in full of all Notes institute against the Company, or join in any institution against the Company of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Related Documents.

Prior to the due presentment for registration of transfer of this Series 2006-1 Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Series 2006-1 Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Series 2006-1 Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

It is the intent of the Company and each Noteholder that, for Federal, state and local income and franchise tax purposes, the Series 2006-1 Notes will evidence indebtedness of the Company secured by the Series 2006-1 Collateral. Each Noteholder, by the acceptance of this Series 2006-1 Note, agrees to treat this Series 2006-1 Note for Federal, state and local income and franchise tax purposes as indebtedness of the Company.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Series 2006-1 Notes under the Indenture at any time by the Company with the consent of Purchaser Groups having in the aggregate Commitment Percentages in excess of 50%. The Indenture also contains provisions permitting the Holders of Series 2006-1 Notes representing specified percentages of the aggregate outstanding amount of the Series 2006-1 Notes, on behalf of the Holders of all the Series 2006-1 Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series 2006-1 Note (or any one or more predecessor Series 2006-1 Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Series 2006-1 Note and of any Series 2006-1 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Series 2006-1 Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Series 2006-1 Notes issued thereunder.

The term “Company” as used in this Series 2006-1 Note includes any successor to the Company under the Indenture.

The Series 2006-1 Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.

This Series 2006-1 Note and the Indenture shall be construed in accordance with the law of the State of New York, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such law.

No reference herein to the Indenture and no provision of this Series 2006-1 Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Series 2006-1 Note at the times, place, and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

__________________________________________________________

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto________________________________________________________________________________________________

(name and address of assignee)

the within Series 2006-1 Note and all rights thereunder, and hereby irrevocably constitutes and appoints                     , attorney, to transfer said Series 2006-1 Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*
Signature Guaranteed:

*	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.